                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the use of our report dated February 20, 1998, with respect to the consolidated financial statements and schedules of USF&G Corporation as of, and for each of the years in the two year period ended December 31, 1997 (these financial statements and schedules are not presented herein) included as
Schedule VII in The St. Paul Companies, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998 incorporated by reference in this Registration Statement on Form S-3 of The St. Paul Companies, Inc. We consent to the use of our report dated February 20, 1998, with respect to the consolidated financial statements and schedules of USF&G Corporation as of, and for the year ended December 31, 1997 (these financial statements and schedules are not presented herein) included as Schedule VII in The St. Paul Companies, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999 incorporated by reference in this Registration Statement on Form S-3 of The St. Paul Companies, Inc.

                                          /s/ Ernst & Young LLP

Baltimore, Maryland
April 12, 2000